As filed with the U.S. Securities and Exchange Commission on March 19, 2025

Registration No. 333-285430

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

Post-Effective Amendment No. 1 to

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT

_______

SEALSQ Corp

(Exact name of registrant as specified in its charter)

  _________________

British Virgin Islands (State or other jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification No.)

Avenue Louis-Casaï 58

1216 Cointrin, Switzerland

(Address of principal executive offices)

N/A

(I.R.S. Employer Identification No.)

John O’Hara

Chief Financial Officer

SEALSQ Corp

Craigmuir Chambers, Road Town

Tortola, British Virgin Islands VG1110

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

(Name, Telephone, E-mail and/or Facsimile number and Address of Company Contact Person)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

800-221-0102

(Name, address and telephone number of agent for service)

  _________________

Copies to:

    _________________

Herman H. Raspé, Esq. Patterson Belknap Webb & Tyler LLP 1133 Avenue of the Americas New York, New York 10036 Tel: (212) 336-2000	George Weston Harney Westwood & Riegels LP Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands Tel: (284) 852 4333

  _________________

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement is declared effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form F-3ASR (File No. 333-285430) (“Post-Effective Amendment No. 1”) of SEALSQ Corp (the “Company”) is being filed because the Company expects that it will no longer be a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) when it files its Annual Report on Form 20-F for the fiscal year ended December 31, 2024. Accordingly, the Company is filing this Post-Effective Amendment No. 1 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering a specific amount of securities and paying the associated filing fee.

This Post-Effective Amendment No. 1 contains a base prospectus, which covers the offering, sale and issuance of up to $500 million of the Company’s ordinary shares, warrants, subscription rights, and units from time to time in one or more offerings.

The base prospectus immediately follows this explanatory note. The specific terms of any other securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus.

$500 million

Ordinary Shares

Warrants

Subscription Rights

Units

of

SEALSQ Corp

_______________

This prospectus relates to the offer and sale by SEALSQ Corp from time to time of Ordinary Shares, warrants to purchase Ordinary Shares, subscription rights or units. We may also offer securities that may be issuable upon the conversion, exercise or exchange of warrants or subscription rights. We refer to all of the foregoing securities collectively as the “securities” in this prospectus. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $500 million.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer, and any applicable fees, commissions or discounts.

Our Ordinary Shares are listed on the Nasdaq Capital Market under the ticker symbol “LAES.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on March 18, 2025 was $3.34 per share.

Investing in our securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 6 and the “Risk Factors” in “Item 3.D: Key Information—Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated March 19, 2025.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell the securities or any combination of the securities described in this prospectus in one or more offerings for an aggregate offering amount of up to $500 million. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities pursuant to this registration statement, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements and the documents incorporated by reference in this prospectus and any prospectus supplements, includes all material information relating to this offering. Please read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our securities, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with United States generally accepted accounting principles.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

In this prospectus, “we,” “us,” “our,” the “Company” and “SEALSQ” refers to SEALSQ Corp. Any reference to “WISeKey” is to WISeKey International Holding AG and its subsidiaries, except where the context otherwise requires.

All references in this prospectus to “$,” “U.S. Dollars” and “dollars” are to United States dollars.

This prospectus and the information incorporated by reference herein and therein include trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus or an accompanying prospectus supplement are the property of their respective owners.

ABOUT OUR COMPANY

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry and investing in our securities that we describe under “Risk Factors,” and our consolidated financial statements and the related notes incorporated by reference in this prospectus before making an investment in our securities.

SEALSQ is a leading innovator in Post-Quantum Technology hardware and software solutions. Our technology seamlessly integrates Semiconductors, PKI (Public Key Infrastructure), and Provisioning Services, with a strategic emphasis on developing state-of-the-art Quantum Resistant Cryptography and Semiconductors designed to address the urgent security challenges posed by quantum computing. Our products are engineered to safeguard critical systems, enhancing resilience and security across diverse industries.

SEALSQ was established as a subsidiary of WISeKey International Holding AG, combining decades of expertise in cryptographic security and trusted digital infrastructure. Headquartered in Switzerland, we operate across Europe, the United States, and other strategic markets. Our solutions provide the foundation of digital trust for businesses and governments worldwide.

SEALSQ delivers integrated digital security solutions that combine four critical components into a unified offering: Root-of-Trust, Secure Chips, trusted Identity Generation and Management (PKI), and Personalization Services. Together, these components ensure the confidentiality, integrity, and authenticity of connected devices and digital communications.

SEALSQ delivers integrated digital security solutions that combine four critical components into a unified offering: Root-of-Trust, Secure Chips, trusted Identity Generation and Management (PKI), and Personalization Services. Together, these components ensure the confidentiality, integrity, and authenticity of connected devices and digital communications.

Our offerings are structured around four foundational technology pillars:

1.	Our Swiss-based Post Quantum Root of Trust:

Offering neutrality, reliability, and is certified by leading industry standards such as WebTrust (browsers), Matter (Smart Home), and Wi-SUN (Smart Grid).

2.	Public Key Infrastructure services:

Leveraging this root-of-trust we offer a SaaS solution to issue and manage cryptographic credentials that authenticate users, devices, and systems. Our platform uses Quantum Resistant Cryptographic Algorithms recommended by the National Institute of Standards and Technology (NIST).

3.	Personalization Services:

Industrial-scale systems for embedding digital identities into secure microcontrollers, enabling seamless integration and secure operation at scale.

4.	Quantum Resistant certified secure microcontrollers:

Designed to protect and store digital identities, ensuring robust authentication for connected devices and systems.

SEALSQ’s comprehensive product range meets the growing demand for secure, certified solutions across industries:

•	Post-Quantum Chips: SEALSQ is developing two secure microcontrollers with quantum-resistant cryptographic capabilities, scheduled for market release in Q4 2025.

•	VaultIC Secure Microcontrollers: Pre-certified cryptographic chips for IoT devices, enabling secure authentication and protection against cyber threats. Recent innovations include VaultIC292 for Matter & devices, and VaultIC408 for smart meters and industrial IoT.

•	Public Key Infrastructure (PKI): INeS, our PKI-as-a-Service software leverages on our Swiss-based Root of Trust to conveniently and scalably issue and manage trusted device identities ensuring IoT device compliance with protocols such as Matter, Wi-SUN, and WebTrust. Our PKI solutions now include post-quantum algorithms to protect against quantum threats.

•	Personalization Services: Enabling clients to pre-provision private keys and certificates into chips within 4 weeks, reducing costs and time-to-market. But also, on-line or off-line during device manufacturing using our INeS Box device.

SEALSQ solutions serve high-growth industries requiring secure, scalable, and certified solutions. Some examples of the use cases of our products are as follows:

•	Smart Homes & Consumer Electronics: SEALSQ products help device makers accelerating time to market and reducing costs by easing compliance with the growingly adopted Matter protocol that ensures secure and seamless interoperability across connected devices, addressing a market projected to reach $78 billion by 2025 (Source: Statista 2023).

•	Automotive: Securing Plug-and-Charge infrastructure (EV Charging stations), a sector expected to grow at a 31% CAGR through 2030 (Source: Fortune Business Insights 2022).

•	IoT and Smart Cities: Protecting billions of IoT devices, with the number of connected devices requiring protection anticipated to reach 28.3 billion units by 2027 (Source: IoT Analytics 2023).

•	Critical Infrastructure: Securing smart grids and utilities through Wi-SUN-certified solutions.

•	Healthcare: Enabling secure communication for medical devices and sensitive patient data.

•	Industrial IoT: Providing tamper-resistant chips for sensors and mission-critical systems.

SEALSQ semiconductors and PKI services contribute to secure millions of objects: luxury products, routers, gateways, utilities meters, E.V. chargers, drones, authentication dongles, storage memory USB sticks, medical devices, connected door-locks, and a variety of other electronic consumers devices.

Recent Developments

Warrant Inducement Agreement

On December 30, 2024, we entered into a letter agreement (the “Warrant Inducement Agreement”) with the holders (the “Investors”) of all of our outstanding warrants which provided the Investors with an opportunity to exercise such warrants to purchase Ordinary Shares, at a reduced exercise price and to receive additional Ordinary Shares upon exercise of such warrants, in each case prior to the Exercise Date (as defined below).

Under the Warrant Inducement Agreement, we agreed to reduce the exercise price per Ordinary Share issuable upon exercise of a Warrant (the “Warrant Share(s)”) for (i) the warrants issued in July 2023 (the “First Tranche Warrants”) to purchase Warrant Shares, (ii) the warrants issued in January 2024 (the “Second Tranche Warrants”) to purchase Warrant Shares, and (iii) the warrants issued in March 2024 (the “Third Tranche Warrants” and collectively with the First Tranche Warrants and the Second Tranche Warrants, the “Warrants”) to purchase Warrant Shares, in each case from $2.00 to $1.65 per Warrant Share payable in cash provided that the Investors exercise the Warrants on or prior to 5:00 p.m. (New York Time) on January 3, 2025 (the “Exercise Date”). In addition, under the terms of the Warrant Inducement Agreement, in the event that the Warrants are exercised by the Exercise Date, the number of Warrant Shares issuable upon the exercise of the Warrants was increased such that the aggregate exercise price payable upon the exercise of such Warrants after taking into account the decrease in exercise price of such Warrants would be equal to the aggregate exercise price of such Warrants prior to such adjustment. As a result, if the First Tranche Warrants were exercised by the Exercise Date, the number of Warrant Shares issuable upon the timely exercise of the First Tranche Warrants would be 4,469,382 Warrant Shares; if the Second Tranche Warrants are exercised by the Exercise Date, the number of Warrant Shares issuable upon the timely exercise of the Second Tranche Warrants would be 3,033,159 Warrant Shares; if the Third Tranche Warrants are exercised by the Exercise Date, the number of Warrant Shares issuable upon timely exercise of the Third tranche Warrants would be 2,821,498 Warrant Shares.

With respect to the purchase of the Warrant Shares underlying the First Tranche Warrants, if no effective registration statement and current prospectus were available on or prior to 9:00 a.m. (New York Time) on January 3, 2025, the exercise price of the Warrant Shares underlying the First Tranche Warrants would be be further reduced to $1.30 per Warrant Share and the number of Warrant Shares issuable upon the exercise of the First Tranche Warrants would be further increased such that the aggregate exercise price payable upon the exercise of such First Tranche Warrants after taking into account the additional decrease in exercise price of such First Tranche Warrants would be equal to the aggregate exercise price of such First Tranche Warrants prior to such adjustment.

Under the Warrant Inducement Agreement, the Company and the Investors agreed to waive the obligations of the Company and the Investors as set forth in (i) Section 4.19 of the Securities Purchase Agreement, dated as of December 12, 2024, by and among the Company and the Investors, to close an additional convertible note tranche in an aggregate principal amount of $10.0 million pursuant to that certain securities purchase agreement, dated July 11, 2023, as amended, by January 16, 2025 (the “Note Tranche Closing”), and (ii) Section 4.15 in each of the Securities Purchase Agreements, dated as of December 12, 2024, December 16, 2024 and December 17, 2024, by and among the Company and the Investors.

All of the Warrants were exercised on or prior to the Exercise Date and as a result the Company issued 10,324,039 new Warrant Shares to the Investors.

Nasdaq Compliance

On December 26, 2024, we received formal written confirmation from The Nasdaq Stock Market, LLC (“Nasdaq”) confirming that the Company had regained compliance with Nasdaq’s minimum bid price requirement.

The regaining of compliance is a result of the Company’s closing bid price of the Ordinary Shares being at least $1.00 for at least 10 consecutive business days prior to January 28, 2025 deadline, as described in the initial notice from Nasdaq received by the Company on August 1, 2024.

The closing bid price of the Company’s Ordinary Shares had been at $1.00 per share or greater from December 11 to December 24, 2024. Accordingly, Nasdaq Listing Qualifications Staff has determined that the Company had regained compliance with Nasdaq Listing Rule 5550(a)(2), and the matter is now closed.

December 19, 2024 Registered Direct Offering

December 17, 2024 Securities Purchase Agreement

On December 17, 2024, we entered into a securities purchase agreement (the “December 17 Purchase Agreement”) with several institutional investors named therein (the “December 19 Investors”), pursuant to which we agreed to sell and issue 13,157,896 Ordinary Shares to the December 19 Investors at a purchase price of US$1.90 per Ordinary Share, in a registered direct offering (the “December 19 Offering”). The closing of such registered direct offering occurred on December 17, 2024.

The gross proceeds to the Company from the December 19 Offering were approximately $25,000,000.00, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

The December 19 Offering was made pursuant to the Company’s existing shelf registration statement on Form F-3 (File No. 333- 283358), which was declared effective on November 27, 2024 by the U.S. Securities and Exchange Commission (the “2024 Shelf Registration Statement”). A prospectus supplement to the 2024 Shelf Registration Statement for the December 19 Offering was filed with the Commission on December 19, 2024.

Pursuant to the December 17 Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file any registration statement or prospectus, or any amendment or supplement thereto until the earlier of (i) 90 days after the Note Tranche Closing or (ii) March 31, 2025, subject to certain exceptions, without the prior consent of the December 19 Investors. As noted above, under the Warrant Inducement Agreement, the Company and the Investors agreed to waive the obligations of the Company to enter into the Note Tranche Closing. Further, we have obtained waivers from the December 19 Investors to file this Registration Statement.

In addition, we agreed not to effect or enter into an agreement to effect any issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Note Tranche Closing, subject to certain exceptions.

December 17, 2024 Placement Agency Agreement

On December 17, 2024, we entered into a placement agency agreement with Maxim Group LLC (the “Placement Agent”), pursuant to which we agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Ordinary Shares in the December 19 Offering. The Company also agreed to reimburse the Placement Agent for up to $40,000 in accountable expenses, including the Placement Agent’s legal counsel’s fees.

December 17, 2024 Registered Direct Offering

December 16, 2024 Securities Purchase Agreement

On December 16, 2024, we entered into a securities purchase agreement (the “December 16 Purchase Agreement”) with several institutional investors named therein (the “December 17 Investors”), pursuant to which we agreed to sell and issue 13,157,896 Ordinary Shares to the December 17 Investors at a purchase price of US$1.90 per Ordinary Share, in a registered direct offering (the “December 17 Offering”). The closing of such registered direct offering occurred on December 17, 2024.

The gross proceeds to the Company from the December 17 Offering were approximately $25,000,000.00, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

The December 17 Offering was made pursuant to the Company’s 2024 Shelf Registration Statement. A prospectus supplement to the 2024 Shelf Registration Statement for the December 17 Offering was filed with the Commission on December 17, 2024.

Pursuant to the December 16 Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file any registration statement or prospectus, or any amendment or supplement thereto until the earlier of (i) 90 days after the Note Tranche Closing or (ii) March 31, 2025, subject to certain exceptions, without the prior consent of the December 17 Investors. As noted above, under the Warrant Inducement Agreement, the Company and the Investors agreed to waive the obligations of the Company to enter into the Note Tranche Closing. Further, we have obtained waivers from the December 17 Investors to file this Registration Statement.

In addition, we agreed not to effect or enter into an agreement to effect any issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Note Tranche Closing, subject to certain exceptions.

December 16, 2024 Placement Agency Agreement

On December 16, 2024, we entered into a placement agency agreement with Maxim Group LLC (the “Placement Agent”), pursuant to which we agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Ordinary Shares in the December 17 Offering. The Company also agreed to reimburse the Placement Agent for up to $40,000 in accountable expenses, including the Placement Agent’s legal counsel’s fees.

December 16, 2024 Registered Direct Offering

December 12, 2024 Securities Purchase Agreement

On December 12, 2024, we entered into a securities purchase agreement (the “December 12 Purchase Agreement”) with several institutional investors named therein (the “December 16 Investors”), pursuant to which we agreed to sell and issue 7,692,308 Ordinary Shares to the December 16 Investors at a purchase price of US$1.30 per Ordinary Share, in a registered direct offering (the “December 16 Offering”). The closing of such registered direct offering occurred on December 16, 2024.

The gross proceeds to the Company from the December 16 Offering were approximately $10,000,000.00, before deducting the placement agent’s fees and other estimated offering expenses payable by the Company.

The December 16 Offering was made pursuant to the Company’s 2024 Shelf Registration Statement. A prospectus supplement to the 2024 Shelf Registration Statement for the December 16 Offering was filed with the Commission on December 16, 2024.

Pursuant to the December 12 Purchase Agreement, we agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company or file any registration statement or prospectus, or any amendment or supplement thereto until the earlier of (i) 90 days after the Note Tranche Closing or (ii) March 31, 2025, subject to certain exceptions, without the prior consent of the December 16 Investors. As noted above, under the Warrant Inducement Agreement, the Company and the Investors agreed to waive the obligations of the Company to enter into the Note Tranche Closing. Further, we have obtained waivers from the December 16 Investors to file this Registration Statement.

In addition, we agreed not to effect or enter into an agreement to effect any issuance of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Note Tranche Closing, subject to certain exceptions.

In addition, we agreed that the terms of the warrants issued by the Company to the December 16 Investors prior to December 12, 2024 (each a “Prior Warrant” and collectively the “Prior Warrants”) were modified, as of December 16, 2024, as follows: (a) lowering of the exercise price of each Prior Warrant to $2.00 per Ordinary Share, and (b) increase in the quantity of each Prior Warrant such that the aggregate exercise price of the Prior Warrant equals the aggregate exercise price on the issuance date. Further, the Company agreed that if the Company and December 16 Purchasers do not close the Note Tranche Closing consisting of an additional convertible note tranche in an aggregate principal amount of $10.0 million pursuant to that certain securities purchase agreement, dated July 11, 2023, as amended, by January 16, 2025, then the reset above shall be based on the lowering of the exercise price to $1.30 per Ordinary Share (and also a corresponding increase in quantity of warrants as per (b) above). As discussed above, after executing the Warrant Inducement Agreement, all of the Warrants were exercised on or prior to the Exercise Date and as a result the Company issued 10,324,039 new Warrant Shares to the Investors.

December 12, 2024 Placement Agency Agreement

On December 12, 2024, we entered into a placement agency agreement with Maxim Group LLC, in its capacity as Placement Agent, pursuant to which we agreed to pay the Placement Agent an aggregate fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Ordinary Shares in the December 16 Offering. The Company also agreed to reimburse the Placement Agent for up to $40,000 in accountable expenses, including the Placement Agent’s legal counsel’s fees.

Lock-Up Agreements

We, our parent company, WISeKey International Holding AG, and certain of our officers and directors have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our Ordinary Shares or other securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of 90 days after the December 16 Offering is completed without the prior written consent of the Placement Agent.

SEALCOIN

The responsibility for the development of the decentralized technology project “SEALCOIN” was transferred to our parent company, WISeKey, as of June 27, 2024. While the SEALCOIN project was originally under development by WISeKey and SEALSQ as a collaborative ‘proof of concept’ (with the aim of assessing the practical potential of the concept), the parties concluded that the SEALCOIN platform and tokens would be developed by WISeKey (capitalizing on WISeKey’s cybersecurity expertise), whereas SEALSQ is to focus on the development of the related semiconductor technology hardware and firmware (capitalizing on SEALSQ’s semiconductor and PKI expertise). The future role of SEALSQ in this project is expected to be as a supplier of secure semiconductors to or through SEALCOIN AG, a subsidiary of WISeKey, with SEALCOIN AG as a distributor of those chips to B2B participants in the platform SEALCOIN AG will be developing. Agreements between SEALSQ Corp and SEALCOIN AG are to be entered into reflecting the commercial terms and the Company anticipates that the terms of this contract will be negotiated on an arm’s length basis and that the Company would aim to be the preferred supplier of secure semiconductors to SEALCOIN AG.

Corporate Information

SEALSQ Corp is a BVI business company incorporated and existing under the laws of the British Virgin Islands. Our registered office in the British Virgin Islands is at Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands. Our principal executive offices and effective place of management are located at Avenue Louis-Casaï 58, 1216 Cointrin, Switzerland. Our telephone number from the United States is 011 41 22 594 3000. Our website can be accessed at www.SEALSQ.com. The information on or linked to on our website is not a part of this prospectus.

RISK  FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under “Item 3.D: Key Information—Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.

The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

Our business could suffer as a result of tariffs and trade sanctions or similar actions.

The imposition by the U.S. government of trade measures, including tariffs, sanctions or other restrictions on goods exported from, or imported into, the United States, or countermeasures imposed in response to such U.S. government trade measures, could adversely affect our operations or our ability to sell our products globally, which could adversely affect our operating results and financial condition. Recently, the U.S. government has initiated or threatened to initiate the imposition of stronger trade measures on certain goods exported from, or imported into, the U.S., and reciprocally non-U.S. governments have increased their threat and implementation of countermeasures. For example, in February 2025, the U.S. Government announced a proposed 25% tariff on imports of all semiconductor chips into the U.S. The U.S. President has reserved for further increases in the scope and amount of tariffs in the event of retaliatory countermeasures, and the future of existing tariffs, and as a result, the possibility for new tariffs and countermeasures, remains very uncertain. A large amount of our supply chain does not directly import products to the U.S. as we supply to contract manufacturers located outside the U.S. This is the case even when our ultimate customer is a U.S. company. However, the current proposed tariff on imports of all semiconductor chips into the U.S. could impact upon the contract manufacturers when the finished goods are delivered to the end customer. There is a further possibility that any future tariffs may still impact upon our ability to sell our product and to remain competitive in the market. Such escalations in these trade measures may directly impair our business by increasing trade-related costs or disrupting established supply chains and may indirectly impair our business by causing a negative effect on global economic conditions and financial markets. The ultimate impact of these trade measures is uncertain and may be affected by various factors, including whether and when such trade measures are implemented, the timing when such measures may become effective, and the amount, scope, or nature of such trade measures.

Additional changes or threatened changes in U.S. trade measures have affected and may continue to affect trade involving many countries as well, including Mexico, Canada, Colombia, Taiwan, the United Kingdom, and the member countries of the European Union. Each of these measures or threatened measures may instigate reciprocal countermeasures by affected countries, potentially accelerating further increases in trade measures. Any trade measure against Taiwan may specifically target imports of semiconductor products, which, if imposed, could seriously and negatively affect our business and the U.S. economy overall. The materials subject to these trade measures may impact the cost or availability of raw materials used by our suppliers or in our customers’ products. We cannot predict future trade policy, but the imposition of further trade measures by the U.S. on a broader range of imports, or further retaliatory trade measures taken in response to additional U.S. trade measures, could increase costs in our supply chain or reduce demand of our customers’ products, either of which could adversely affect our results of operations. Any increase in trade-related costs associated with such measures may impair the profitability of such international production, may strain our suppliers’ ability to reliably provide inputs necessary to produce these items, and may otherwise affect our partners’ abilities to provide our products at previously contracted prices. Our business and financial results could be negatively affected as a result.

Delays in development, launch and/or rollout of our next-generation post-quantum cryptography products and services could have a material adverse effect on our business, results of operations and financial condition.

Our 2024 fiscal year end revenue was approximately $11 million, which represented a decline from $30 million reported for fiscal year end 2023. This decline was mainly due to our customers gradually shifting from our traditional microcontrollers to next generation post-quantum cryptography products and their delay of building inventory until the release of these new products. While we have expanded our revenue streams from Matter certification adoption and implementing new Cyber Trust Mark standards, our ability to generate and grow our revenues in the future will largely be dependent on our ability to develop our next-generation post-quantum cryptography products and services.

We currently expect to release our post-quantum cryptography products beginning in 2025. While we expect to recognize revenue in 2025 relating to the implementation of the new technologies into our planned Open Semiconductor and Test centers including the provision of professional services, we project to start to generate substantial returns from the full-scale commercial deployment of the post-quantum resistant chips starting in 2026. However, if we experience delays in the development and production of these products, it could have a material adverse effect on our business, results of operations and financial condition. Delays could result from either the “qualification” process, the “certification” process or both.

Our quantum-resistant chip is a newly developed product, and its qualification process is still ongoing. During this process, unforeseen issues may arise that require debugging and potentially a remask. Such adjustments could result in a delay of six to nine months in the chip’s market availability, impacting our ability to meet customer demand and production timelines.

In addition, the quantum-resistant chip is currently undergoing certification for FIPS 140-3 Level 3, Hardware (HW) Common Criteria certification, and Combination (HW+SW) Common Criteria certification. If the certification labs identify a critical flaw that prevents compliance with required security standards, we may need to partially redesign the affected components. This could significantly delay product availability for customers that require these certifications for deployment. Additionally, there is a risk of delays in the final certification process. Once the certification labs complete their testing and release the test report, there may be further delays in obtaining the FIPS certificate from NIST (the U.S. standards authority). Any such delays could postpone customer acceptance, impact sales cycles, and shift the anticipated production ramp-up schedule.

The quantum computing industry is in its early stages and is volatile, and if it does not develop, if it develops slower than we expect, if it develops in a manner that does not require use of our post-quantum cryptography products and services, if it encounters negative publicity or if our post-quantum cryptography products and services do not drive commercial engagement, the growth of our business will be harmed.

The nascent market for quantum computers is still rapidly evolving, characterized by rapidly changing technologies, competitive pricing and competitive factors, evolving government regulation and industry standards, and changing customer demands and behaviors. If the market for quantum computers in general does not develop as expected, or develops more slowly than expected, our business, prospects, financial condition and operating results could be harmed.

In addition, our growth and future demand for our products is highly dependent upon the adoption by developers and customers of quantum computing. Negative publicity concerning our post-quantum cryptography products and services or the quantum computing industry as a whole could limit market acceptance of our products. If our customers do not perceive the benefits of our post-quantum cryptography products and services, or if our post-quantum cryptography products and services do not drive customer engagement, then our market may not develop at all, or it may develop more slowly than we expect. If any of these events occur, it could have a material adverse effect on our business, financial condition or results of operations.

The use of cryptography is subject to a variety of laws around the world. Unfavorable developments in legislation and regulation may adversely affect our business, operating results, and financial condition.

The use of cryptography is subject to a variety of laws around the world. Government regulation of the internet is evolving and any changes in government regulations relating to the internet or other areas of our business or other unfavorable developments may adversely affect our business, operating results, and financial condition.

For example, the U.S. agency NIST has recently selected the post-quantum cryptographic (PQC) algorithms for all governmental use of cryptography. While we have aligned our product development with NIST’s PQC process, our ability to fully comply with evolving standards and successfully integrate these algorithms across our product portfolio is critical to maintaining our eligibility for government contracts and leadership in the post-quantum security market. Failure to timely implement NIST-selected algorithms or adapt to additional regional cryptographic requirements could limit our market access, increase compliance and development costs, or fragment our product offerings across different jurisdictions, which could materially and adversely affect our business, operating results, and financial condition.

Our use of artificial intelligence may adversely affect our business operations, products, or financial results, and exposes us to evolving legal, regulatory, technological, and operational risks.

We utilize artificial intelligence (AI) technologies in several aspects of our business, including the design and optimization of our secure semiconductors, the development and enhancement of our software services, and the protection of our products against advanced cyberattacks, including those utilizing deep learning techniques for side-channel analysis. AI is also a core component of our strategic initiatives, including the development of decentralized AI processing frameworks and the integration of AI capabilities into our post-quantum secure semiconductors and RISC-V-based platforms.

These initiatives include efforts to create cost-effective, decentralized, and sustainable AI ecosystems that operate in conjunction with post-quantum secure hardware. Such efforts are intended to reduce reliance on centralized processing infrastructure, enhance data privacy, and improve the resilience of AI-enabled systems against emerging threats, including those posed by advancements in quantum computing.

While AI offers potential benefits in product innovation, design efficiency, and security enhancement, our use of AI exposes us to a wide range of risks, many of which are difficult to predict given the rapid pace of AI technological advancements and the limited historical experience with AI deployments in semiconductor design and security-critical applications. There can be no assurance that our AI-enabled products and services will achieve the desired performance improvements, security benefits, or cost efficiencies. In some cases, AI implementation may introduce new design flaws, security vulnerabilities, or operational inefficiencies that could adversely affect product functionality, customer trust, or market acceptance.

In particular, the integration of decentralized AI models with our hardware introduces new technological, cybersecurity, intellectual property, and operational challenges. These AI models, by design, rely on distributed data sources and collaborative learning processes, which may reduce our ability to control data quality, ensure consistency, or guard against adversarial manipulation. In addition, AI-optimized RISC-V architectures may accelerate design cycles, but they may also be subject to increased intellectual property disputes, interoperability issues, or unforeseen performance limitations.

Utilizing AI may expose us to additional intellectual property, cybersecurity, operational, and technological risks, as the technologies underlying AI and its use are subject to a variety of laws, including intellectual property, privacy, and consumer protection. We are also subject to increasing legal, regulatory, and ethical scrutiny regarding our use of AI. In particular, the U.S. Securities and Exchange Commission (SEC) and other global regulatory bodies are actively reviewing corporate disclosures and governance practices related to AI usage. New or expanded laws, regulations, and industry standards governing AI transparency, accountability, explainability, ethical use, bias prevention, privacy, or security could impose additional compliance obligations on us. Such obligations could require us to modify, restrict, or discontinue certain AI-enabled functionalities, leading to increased development costs, reduced product performance, or delays in product releases. Furthermore, shifting public perception and heightened regulatory focus on the ethical implications of AI, particularly in relation to AI-assisted cybersecurity, government surveillance, and supply chain security, could negatively affect demand for our products, limit the markets in which we can operate, or expose us to reputational harm.

The technologies underlying AI, particularly those related to AI-enhanced cybersecurity, post-quantum secure AI processing, and decentralized AI architectures, are inherently complex, rapidly evolving, and subject to a high degree of uncertainty. As a result, we cannot predict all of the legal, regulatory, operational, technological, or ethical risks associated with the use of AI in our products and operations.

If we are unable to effectively manage AI-related risks, our business, reputation, financial condition, and results of operations could be materially and adversely affected.

If we fail to develop new products in response to, or in anticipation of, rapid technological changes in our industry or the industries we serve, our business may be materially and adversely affected.

The market for our products is characterized by rapidly evolving security threats, technological advancements, and shifting end-user requirements. For example, improvements are rapidly being made in post-quantum cryptography, hardware root-of-trust, secure enclaves, trusted execution environments, supply chain security, AI-driven security analytics, and zero-trust architectures. Furthermore, while the pace of improvements in semiconductor transistor density has slowed, driving up costs and complexity, the demand for more secure, tamper-resistant hardware is accelerating, especially in sectors such as defense, automotive, critical infrastructure, and secure communications.

The increasing sophistication of adversaries, including state-sponsored actors, and the growing regulatory focus on hardware security, adds additional complexity and cost to the design, verification, and manufacturing of our products. As a result of these rapidly changing technological and threat landscapes — along with unforeseen security vulnerabilities — the future market for our products is difficult to predict.

These risks are further exacerbated by the fact that many of our secure semiconductor platforms leverage common architectural frameworks across multiple end markets. In some cases, secure processing architectures, cryptographic hardware and secure IP blocks are reused across product generations and applications. Therefore, if a fundamental architectural vulnerability was discovered, or if our architectures were rendered uncompetitive, obsolete or unmarketable due to evolving security standards or new attack vectors, multiple products and customer segments could be impacted. This could force us to expend significant resources and incur substantial costs to redesign products, develop new architectures or remediate deployed devices in the field.

Our business, reputation, and relationships with government agencies, OEMs and technology partners could be adversely affected if we are unable to deliver technological improvements, address newly discovered vulnerabilities or adapt our products to evolving security requirements and technological shifts on a timely basis. Whether we will be able to compete effectively in the future will depend substantially on our ability to anticipate emerging threats, advance our products to meet evolving regulatory, market and end-user security requirements, and respond to changes in global hardware, software and security architecture standards in a cost-effective and timely manner.

There is also additional risk that public opinion, regulatory scrutiny or customer sentiment around hardware security, particularly in areas such as AI, government surveillance and data privacy, may diverge from our expectations. For example, failure to achieve market acceptance for secure semiconductors designed to enhance AI model integrity, protect sensitive data or mitigate supply chain risks could materially and adversely impact our business and operating results.

Our stock price has been and may continue to be volatile.

The market price of our Ordinary Shares has been, and is likely to continue to be, volatile. The variance in our stock price makes it difficult to forecast the stock price at which an investor may be able to buy or sell Ordinary Shares. The market price for our Ordinary Shares could be subject to fluctuations as a result of factors that are out of our control, such as:

●       actual or anticipated variations in our results of operations;

●       general conditions and trends in the semiconductor industry; and

●       general economic, political and market conditions.

An active trading market for our Ordinary Shares may not be sustained.

Although our Ordinary Shares are listed on the Nasdaq Stock Market, LLC, the market for our Ordinary Shares has demonstrated varying levels of trading activity. The current level of trading may not be sustained in the future. The lack of an active market for our Ordinary Shares may impair investors’ ability to sell their Ordinary Shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their Ordinary Shares and may impair our ability to raise capital to continue to fund operations by selling Ordinary Shares and may impair our ability to acquire additional assets by using our Ordinary Shares as consideration.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These forward-looking statements include information about possible or assumed future results of our operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” “projects,” “forecasts” and variations of such words and similar expressions, as they relate to us, WISeKey International Holding S.A., our parent company (“WISeKey”), our management or third parties, are intended to identify the forward-looking statements. Forward-looking statements include statements regarding our business strategy, financial performance, results of operations, market data, events or developments that SEALSQ expects or anticipates will occur in the future, as well as any other statements which are not historical facts. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements include, but are not limited to, statements we make regarding:

•	Our anticipated goals, growth strategies and profitability;

•	Future operating or financial results;

•	Our planned capital expenditure program for additional production lines to be added to our supply chain;

•	The development of our post-quantum cryptography products and our expectation to generate revenue from such products;

•	The potential for post-quantum cryptography products and estimated market size and market growth including with respect to our long-term business strategy for post-quantum cryptography;

•	Our intention to make investments in sales and marketing operations including R&D of new products such as post-quantum cryptography;

•	Our plans for global customer base expansion;

•	Our intention to establish a Design Center, OSAT and Personalization project;

•	Our anticipated pipe growth in 2025;

•	Our belief that the products resulting from our R&D will create additional opportunities for growth;

•	Our expectation about the development of the markets for SEALSQ, including expanding the role of Metaverse, increase in cyber threats and growth of secure hardware market, growing demand for IoT solutions, increase in cybersecurity spending based on the recent regulations and legislations;

•	Our intent to invest heavily in the ongoing development of our products and technology;

•	Our expectation that we will continue to gain several benefits from our parent company, WISeKey, including cash management via a loan agreement, and the financial reporting and legal support via certain service agreements; and

•	Assumptions underlying or related to any of the foregoing.

The preceding list is not intended to be an exhaustive list of all of our forward-looking statements. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us and are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Those factors include, in addition to those set forth under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, among others, the following:

•	Our ability to sell post-quantum cryptography products to customers;

•	The adoption by developers and customers of quantum computing;

•	The inability to realize estimated financial position, results of operations or cash flows;

•	Our ability to anticipate market needs and opportunities;

•	Our ability to attract new customers and retain existing customer base;

•	Our ability to foster innovation, to develop new products and enhancements to our existing products;

•	The demand for our products or for the goods into which our products are incorporated;

•	Our expectation that order commitments and non-cancellable orders we received are properly executed;

•	The sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	The impact of any supply chain disruption that we may experience;

•	Our dependency on the timely supply of equipment and materials from our third-party suppliers;

•	Our ability to protect our intellectual property rights;

•	Our ability to keep pace with technical advances in cryptography and semiconductor design;

•	Our ability to raise funds for investment by cash flow from operating activities, external financing and investment, advance payments from a key customer, and grants and other available subsidies from funding agencies;

•	Our ability to reduce our cost structure and general and administrative costs;

•	Our ability to attract and retain qualified employees and key personnel;

•	Our ability to attract new customers and retain and expand within our existing customer base;

•	The future growth of the information technology and cybersecurity industry;

•	Risks relating to SEALSQ’s ability to implement its growth strategies;

•	Our ability to successfully form new strategic partnerships with our alliance partners;

•	Our ability to continue beneficial transactions with material parties, including WISeKey and a limited number of significant customers;

•	Our ability to prevent security breaches and unauthorized access to confidential customer information;

•	Our ability to comply with modified or new laws and regulations relating to our industries;

•	The activities of our competitors and the introduction of competing products by our competitors;

•	Market demand and semiconductor industry conditions;

•	Our ability to successfully introduce new technologies and products;

•	The cyclical nature of the semiconductor industry;

•	An economic downturn in the semiconductor industry;

•	Our ability to comply with U.S. and other applicable international laws and regulations;

•	Changes in our overall tax position as a result of changes in tax laws or tax rates, new or revised legislation, the outcome of tax audits or changes in international tax treaties which may impact our results of operations as well as our ability to accurately estimate tax credits, benefits, deductions and provisions and to realize deferred tax assets;

•	The potential negative impact on the global economy and capital markets resulting from the conflict in Ukraine or any other geopolitical tensions materially affecting our business, the business of our clients, and the ability of our suppliers to source key components and material;

•	Fluctuations in the exchange rates between the U.S. dollar and the other major currencies we use for our operations;

•	Our ability to collect accounts receivable;

•	Changes in certain commodities used as raw material, which may affect our gross margin; and

•	How long we will qualify as an emerging growth company or a foreign private issuer.

Given these risks and uncertainties, you should not place undue reliance on forward-looking statements as a prediction of actual results.

WE UNDERTAKE NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS TO WHICH WE REFER YOU IN THIS PROSPECTUS, TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH RESPECT TO SUCH STATEMENTS OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY STATEMENT IS BASED, EXCEPT AS REQUIRED BY LAW.

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a report of foreign private issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds of this offering for general corporate purposes, which may include but are not limited to merger and acquisition activities, working capital and research and development expenditure.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

DESCRIPTION OF ORDINARY SHARES

The following description of our share structure is a summary of the material terms of our amended and restated memorandum and articles of association and BVI corporate law regarding our shares and the holders thereof. This description contains all material information concerning our shares but does not purport to be complete.

General

We are a British Virgin Islands Business Company (company number 2095496) and our affairs are governed by our memorandum and articles of association (“Articles”), the BVI Business Companies Act (“BVI Act”) and common law of the British Virgin Islands. Based upon the Articles, we are authorized to issue a maximum of 210,000,000 shares in two classes as follows:

(a)	200,000,000 Ordinary Shares with a par value of USD 0.01 per share (“Ordinary Shares”); and

(b)	10,000,000 Class F Shares with a par value of USD 0.05 per share (“Class F Shares”).

As of the date of this prospectus, 104,508,901 Ordinary Shares are issued and outstanding and 1,499,800 Class F Shares are issued and outstanding. No preferred shares are issued or outstanding or authorized by our Articles. The following description summarizes the material terms of our shares as set out more particularly in our Articles. Because it is only a summary, it may not contain all the information that is important to you.

Share Rights

Each Ordinary Share confers upon the shareholder:

(a)	the right to attend any meeting of shareholders;

(b)	the right to one vote per Ordinary Share on any resolution of shareholders as against each other Ordinary Share but, as a class, the Ordinary Shares shall retain 50.01% of the Company’s voting power;

(c)	the right to an equal share in any dividend paid by the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference or be subordinate to any other share;

(d)	the right to an equal share in the distribution of the surplus assets of the Company against each other Ordinary Share, which shall be one fifth of any amount paid by the Company against each Class F Share but which shall not rank in preference to any other share; and

(e)	such other rights and entitlements as may be specified in the Articles.

Our Ordinary Shareholders have no conversion, pre-emptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Ordinary Shares.

Each Class F Share confers upon the shareholder:

(a)	the right to attend any meeting of shareholders;

(b)	a number of votes per Class F Share, on any matter that is submitted to a vote of shareholders, that would cause the total votes of all Class F Shares to equal 49.99% of the voting power of all shares (or, if the applicable voting standard is “a majority of the shares present in person or represented by proxy and entitled to vote on such matter”, 49.999999% of the voting power of shares present in person or represented by proxy and entitled to vote on such matter);

(c)	the right to an equal share in any dividend paid by the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share; and

(d)	the right to an equal share in the distribution of the surplus assets of the Company against each other Class F Shares, and which shall be five times greater than any amount paid by the Company against each Ordinary Share but which shall not rank in preference to any other share.

The Class F Shares are subject to mandatory and automatic redemption, in the event of a change of control (being the acquisition by any person or entity, alone or jointly, of more than 50% of the voting rights of any Class F Shareholder which is a corporate entity), as determined by the Company’s board of directors, in exchange for the issuance of new Ordinary Shares at a ratio of five (5) Ordinary Shares for each one (1) Class F Share redeemed.

The Class F Shares are non-transferable.

The Company and the holders of the Class F Shares have entered into a Class F Shareholders’ Agreement that provides, among other things, that the holders of Class F Shares:

•	will vote the Class F Shares held by them as one and in accordance with the majority (by the number of shares held) view of the holders of the Class F Shares; and

•	are bound by the redemption provisions set out in the Articles and that they will take all necessary action to comply with them.

Register of Members

Under the BVI Act, the shares are deemed to be issued when the name of the shareholder is entered in the register of members. Our register of members will be maintained by our transfer agent, Computershare Inc.

If:

(a)	information that is required to be entered in the register of members is omitted from the register or is inaccurately entered in the register; or

(b)	there is unreasonable delay in entering information in the register,

a shareholder of the company, or any person who is aggrieved by the omission, inaccuracy or delay, may apply to the British Virgin Islands Courts for an order that the register be rectified, and the court may either refuse the application or order the rectification of the register, and may direct the Company to pay all costs of the application and any damages the applicant may have sustained.

Dividends

We have not paid any cash dividends on our shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings. Under the laws of the British Virgin Islands and our Articles, we may only pay a dividend or make a distribution to our shareholders if, following such dividend or distribution, the value of our assets will exceed our liabilities and we will be able to pay our debts as they fall due. In addition, the Second Tranche Notes prohibit us and our subsidiaries from paying dividends or other cash distributions, except for intercompany transfers to us and payments to WISeKey.

Comparison of Shareholder Rights

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions are generally not available to shareholders under British Virgin Islands law.

The British Virgin Islands courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum and articles of association. Furthermore, consideration would be given by a British Virgin Islands court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.

When the affairs of a company are being conducted in a manner which is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the High Court of the British Virgin Islands, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.	The Articles contain a provision that the board of directors has the power to determine the remuneration, if any, of the directors.

Unless directors are elected by written consent in lieu of an annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

The Articles provide that the directors shall be appointed at the Company’s annual general meeting and will hold office until the next annual general meeting or until their earlier death, resignation or removal. Re-election is possible. The directors of the Company may appoint directors where there is a vacancy.

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director for:

•      any breach of a director’s duty of loyalty to the corporation or its shareholders;

•      acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•      statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption; or

•      any transaction from which the director derived an improper personal benefit.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

•      by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;

•      by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;

•      by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or

•       by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Section 132 of the BVI Act, and the Articles, provide that, subject to certain limitations, SEALSQ shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity only applies if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

Section 133 of the BVI Act permits a company to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to them in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: • the duty of care; and • the duty of loyalty.

The BVI Act imposes a duty on directors and officers of a British Virgin Islands company:

(a)     to act honestly and in good faith and in what the director believes to be in the best interests of the company when exercising their powers as a director;

(b)     to exercise the reasonable care, diligence, and skill that a reasonable director would exercise in the same circumstances taking into account, but without limitation:

i.    the nature of the company;

ii.   the nature of the decision; and

iii.  the position of the director and the nature of their responsibilities;

(c)     to exercise their duties for proper purpose and in accordance with the BVI Act and the memorandum and association of the company; and

(d)     to disclose any interest which they have in a transaction entered into or to be entered into by the company.

The statutory duties imposed on directors, by the BVI Act, are further supplemented by common law duties established (over centuries) of case law. There is considerable overlap between the common law and the BVI Act and in most circumstances it is not necessary to consider the two separately.

In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The BVI Act also imposes a duty on directors and officers of a British Virgin Islands company to:

(a)    act honestly and in good faith with a view to the best interests of the company; and

(b)    exercise the care, diligence and skill that a reasonable director or officer would exercise in the same circumstances.

In addition, the BVI Act imposes various duties on directors and officers of a company with respect to certain matters of management and administration of the company.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.

The BVI Act provides that shareholders may take action by written consent. Under the Articles a resolution in writing is passed when it is signed by the shareholders of the Company who at the date of the notice of the resolution represent such majority of votes of shares as would be entitled to vote on such resolution.

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Under the Articles, shareholders entitled to exercise 30% or more of the voting rights, in respect of the matter for which the meeting is requested, can require the directors to convene a meeting of shareholders.
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.

Under British Virgin Islands law, the voting rights of shareholders are regulated by the company’s memorandum and articles of association and, in certain circumstances, by the BVI Act.

The Articles do not provide for cumulative voting.

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Under the Articles, a director may be removed:

(a)    with or without cause, by resolution of shareholders passed at a meeting of shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least 75% of the votes of the shares entitled to vote; or

(b)    with cause, by resolution of directors passed by all directors other than the director being removed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.

There is no similar law in the British Virgin Islands.
Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

As permitted by the BVI Act and our Articles, we may be voluntarily liquidated under Part XII of the BVI Act by resolution of directors or resolution of shareholders if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities.

A company may also be wound up where a court deems it just and equitable to do so and in circumstances where they are insolvent in accordance with the terms of the BVI Insolvency Act.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW
A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Articles, the rights conferred upon the holders of our shares of any class may only be varied with the consent in writing of the holders of a majority of the issued shares of that class or by a resolution approved at a meeting of the shares of that class by the affirmative vote of a majority of the votes of the shares of that class which were present at the meeting and were voted.

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

A British Virgin Islands company’s memorandum and articles of association may be amended by resolutions of the board of directors and the shareholders, subject to the BVI Act and the memorandum and articles of association.

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Under the BVI Act, members of the general public, on payment of a nominal fee, can obtain copies of the public records of a company available at the office of the BVI Registrar which will include the company’s certificate of incorporation, its memorandum and articles of association (with any amendments), a list of the current directors and records of license fees paid to date and will also disclose any articles of dissolution, articles of merger and a register of charges if the company has elected to file such a register.

A shareholder of a company is entitled, on giving written notice to the company, to inspect:

(a)    the memorandum and articles;

(b)    the register of members;

(c)    the register of directors; and

(d)    the minutes of meetings and resolutions of members and of those classes of members of which they are a member,

and to make copies of or take extracts from the documents and records referred to above.

Subject to the memorandum and articles of association, the directors may, if they are satisfied that it would be contrary to the company’s interests to allow a member to inspect any document, or part of a document, specified above, refuse to permit the member to inspect the document or limit the inspection of the document, including limiting the making of copies or the taking of extracts from the records.

Where a company fails or refuses to permit a member to inspect a document or permits a member to inspect a document subject to limitations, that member may apply to a British Virgin Islands Court for an order that they should be permitted to inspect the document or to inspect the document without limitation.

DELAWARE CORPORATE LAW	BVI CORPORATE LAW

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its capital stock either:

•     out of its surplus, or

•     in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize capital stock in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Under British Virgin Islands law, the board of directors may declare a dividend without shareholder approval, but a company may not declare or pay dividends if there are reasonable grounds for believing that:

(a)    the company is, or would after the payment be, unable to pay its debts as they fall due; or

(b)    that the value of the company’s assets would be less than its liabilities.

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

The number of shares that a British Virgin Islands company is authorized to issue is set out in the memorandum and articles of association.

The Articles provide that the company is authorized to issue 210,000,000 shares in two classes as follows:

(a)       200,000,000 Ordinary Shares; and

(b)      10,000,000 Class F Shares.

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of capital stock without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

The consolidation or merger of a British Virgin Islands company with another company or corporation (other than certain affiliated companies) requires the consolidation or merger to be approved by the company’s board of directors and by its shareholders. Unless the company’s memorandum and articles of association provide otherwise, the approval of a majority of the shareholders voting at a meeting of shareholders is required to approve the consolidation or merger agreement.

Under British Virgin Islands law, in the event of a consolidation or merger of a British Virgin Islands company with another company or corporation, a shareholder of the British Virgin Islands company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may seek fair value for those shares in accordance with Section 179 of the BVI Act.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

The applicable prospectus supplement will describe the terms of the warrants, including as applicable:

•	the offering price;

•	the aggregate number or amount of underlying securities purchasable upon exercise of the warrants and the exercise price;

•	the number of warrants being offered;

•	the date, if any, after which the warrants and the underlying securities will be transferable separately;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the number of warrants outstanding, if any;

•	any material BVI and/or U.S. federal income tax consequences;

•	the terms, if any, on which we may accelerate the date by which the warrants must be exercised; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants will be offered and exercisable for U.S. dollars only and will be in registered form only.

Holders of warrants will be able to exchange warrant certificates for new warrant certificates of different denominations, present warrants for registration of transfer, and exercise warrants at the designated office of the warrant agent in the applicable prospectus supplement. Prior to the exercise of any warrants, holders of the warrants to purchase Ordinary Shares will not have any rights of holders of Ordinary Shares, including the right to receive payments of dividends, if any, or to exercise any applicable right to vote.

Certain Risk Considerations

Any warrants we issue will involve a degree of risk, including risks arising from fluctuations in the price of the underlying Ordinary Shares and general risks applicable to the securities market (or markets) on which the underlying securities trade, as applicable. Prospective purchasers of the warrants will need to recognize that the warrants may expire worthless, and, thus, purchasers should be prepared to sustain a total loss of the purchase price of their warrants. This risk reflects the nature of a warrant as an asset that, other factors held constant, tends to decline in value over time and that may, depending on the price of the underlying securities, become worthless when it expires. The trading price of a warrant at any time is expected to increase if the price of or, if applicable, the dividend rate on, the underlying securities increases. Conversely, the trading price of a warrant is expected to decrease as the time remaining to expiration of the warrant decreases and as the price of or, if applicable, the dividend rate on, the underlying securities, decreases. Assuming all other factors are held constant, the more a warrant is “out-of-the-money” (i.e., the more the exercise price exceeds the price of the underlying securities and the shorter its remaining term to expiration), the greater the risk that a purchaser of the warrant will lose all or part of his or her investment. If the price of the underlying securities does not rise before the warrant expires to an extent sufficient to cover a purchaser’s cost of the warrant, the purchaser will lose all or part of his or her investment in the warrant upon expiration.

In addition, prospective purchasers of the warrants should be experienced with respect to options and option transactions, should understand the risks associated with options and should reach an investment decision only after careful consideration, with their financial advisers, of the suitability of the warrants in light of their particular financial circumstances and the information discussed in this prospectus and, if applicable, the prospectus supplement. Before purchasing, exercising or selling any warrants, prospective purchasers and holders of warrants should carefully consider, among other things:

•	the trading price of the warrants;

•	the price of the underlying securities at that time;

•	the time remaining to expiration; and

•	any related transaction costs.

Some of the factors referred to above are in turn influenced by various political, economic and other factors that can affect the trading price of the underlying securities and should be carefully considered prior to making any investment decisions.

Purchasers of the warrants should further consider that the initial offering price of the warrants may be in excess of the price that a purchaser of options might pay for a comparable option in a private, less liquid transaction. In addition, it is not possible to predict the price at which the warrants will trade in the secondary market or whether any such market will be liquid. We may, but will not be obligated to, file an application to list any warrants on a U.S. national securities exchange. To the extent that any warrants are exercised, the number of warrants outstanding will decrease, which may result in a lessening of the liquidity of the warrants. Finally, the warrants will constitute our direct, unconditional and unsecured obligations and, as such, will be subject to any changes in our perceived creditworthiness.

Exercise of Warrants

Each holder of a warrant will be entitled to purchase that number or amount of underlying securities, at the exercise price, as will in each case be described in the prospectus supplement relating to the offered warrants. After the close of business on the warrant expiration date (which may be extended by us), unexercised warrants will become void.

Holders may exercise warrants by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the underlying securities purchasable upon exercise, together with the information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the warrant certificate evidencing the exercised warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the designated office of the warrant agent in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

Amendments and Supplements to Warrant Agreements

We may amend or supplement the warrant agreement without the consent of the holders of the warrants issued under the agreement to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each Ordinary Share upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each shareholder;

•	the number and terms of the Ordinary Shares which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the material terms of a unit agreement under which the units will be issued;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information” below and “Incorporation of Certain Documents by Reference” below. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

TAXATION

The material BVI and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement offering those securities or incorporated by reference from our Annual Report on Form 20-F or other public filings we make with the SEC.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the securities on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

LEGAL MATTERS

Certain legal matters with respect to British Virgin Islands law in connection with this offering are being passed upon for us by Harney Westwood & Riegels LP. Certain matters of U.S. federal and New York law are being passed upon for us by Patterson Belknap Webb & Tyler LLP, New York, New York.

EXPERTS

The financial statements of SEALSQ Corp as of and for the year ended December 31, 2023, and for the year ended December 31, 2021, in each case incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the reports of BDO Ltd, an independent registered public accounting firm, given upon the authority of said firm as experts in accounting and auditing. The financial statements of SEALSQ Corp Predecessor as of and for the year ended December 31, 2022, incorporated by reference in this prospectus from the Company’s Annual Report on Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of BDO Rhône Alpes, an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference our publicly filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act’) (in each case, other than those documents or the portions of those documents furnished, rather than filed), and, to the extent designated therein, reports on Form 6-K, until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 21, 2024;

•	our Reports on Form 6-K furnished by us to the SEC on July 1, 2024, July 12, 2024, August 2, 2024, September 25, 2024, November 19, 2024, December 16, 2024, December 17, 2024, December 19, 2024, December 26, 2024, December 30, 2024, January 2, 2025, February 3, 2025 and February 27, 2025; and

•	the description of our Ordinary Shares contained in our Registration Statement on Form 8-A filed with the SEC on May 18, 2023, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the year ended December 31, 2023, filed with the SEC on March 21, 2024, as further amended and supplemented by the description of our Securities contained in this prospectus under “Description of Ordinary Shares,” including any subsequent amendment or any report filed for the purpose of updating such description.

The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers like us that file electronically with the SEC.

We will also incorporate by reference all subsequent Annual Reports on Form 20-F that we file with the SEC. In addition, we will incorporate by reference certain future materials furnished to the SEC on Form 6-K after the date of the initial registration statement, but only to the extent specifically indicated in those submissions or in a future prospectus supplement. Each subsequently filed Annual Report should be deemed to supersede entirely each earlier filed Annual Report and the materials furnished on an earlier Form 6-K and, unless explicitly stated otherwise, such earlier reports should not be deemed to be part of this prospectus or any accompanying prospectus supplement and you should not rely upon statements made in those earlier periodic reports. In all cases, you should rely on the later information over different information in this prospectus or any accompanying prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the above documents, other than exhibits to such documents which are not specifically incorporated by reference therein. You should direct any requests for documents to:

SEALSQ Corp

Avenue Louis-Casaï 58

1216 Cointrin

Switzerland

Tel: 011-41-22-594-3000

Fax: 011-41-22-594-3001

The information relating to us contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents. Descriptions contained in the incorporated documents as to the contents of any contract or other document may not contain all of the information which is of interest to you. You should refer to the copy of such contract or other document filed as an exhibit to our filings.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, relating to this offering of securities. As permitted by SEC rules, this prospectus does not contain all of the information contained in the registration statement of which this prospectus forms a part. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F containing financial statements audited by an independent accounting firm. We also furnish to the SEC, under cover of Reports of Foreign Private Issuer on Form 6-K, material information required to be made public by us or filed by us with and made public by any stock exchange or distributed by us to our shareholders. Such reports and other information filed with the SEC are available to the public over the internet at the SEC’s website at http://www.sec.gov. We also generally make available on our own website (www.sealsq.com) our half-year and year-end financial statements as well as other information.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We maintain a corporate website at www.sealsq.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands and our principal executive offices are located outside the United States. Most of our directors and officers and those of our subsidiaries are residents of countries other than the United States. Substantially all of our and our subsidiaries’ assets and a substantial portion of the assets of our directors and officers are located outside the United States. As a result, it may be difficult or impossible for United States investors to effect service of process within the United States upon us, our directors or officers or our subsidiaries, or to realize against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Furthermore, there is substantial doubt that courts in jurisdictions outside the U.S. (i) would enforce judgments of U.S. courts obtained in actions against us or our directors or officers based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our directors or officers based on those laws.

EXPENSES

The following is an estimate of the expenses (all of which are to be paid by us) that we may incur in connection with the securities being registered hereby. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees		$76,550.00
FINRA filing fee		$75,500.00
Legal fees and expenses	$	*
Accountants’ fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time. These fees will be provided by a prospectus supplement or a Report on Form 6-K that is incorporated by reference into this prospectus.

SEALSQ CORP

PROSPECTUS

March 19, 2025

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

The Articles provide that, subject to certain limitations, the Company shall indemnify its directors and officers against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings. Such indemnity is only permitted under the BVI Act and the Articles if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful. The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that their conduct was unlawful, is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that their conduct was unlawful.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the Articles. The Articles also permit the Company to purchase and maintain insurance on behalf of any officer or director who at the request of the Company is or was serving as a director or officer of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles. The Company has purchased a policy of directors’ and officers’ liability insurance that insures the Company’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the Company’s officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their statutory or fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit the Company and the shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the insurance and the indemnity agreements are reasonable and necessary to attract and retain talented and experienced officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits and Financial Statement Schedules

The index to exhibits appears below on the page immediately following the signature pages of this Registration Statement.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1) (ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933, or Rule 3-19 of Regulation S- X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the

Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about, prepared by or on behalf of, the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Memorandum and Articles of Association of SEALSQ Corp adopted on 15 March 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Pre-Effective Amendment No. 2 to Registration Statement on Form F-1 (File No. 333- 269710) filed with the SEC on March 23, 2023)

3.2	Amendment to the Amended and Restated Memorandum and Articles of Association of SEALSQ, adopted on 21 December 2023 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form F-1 (File No. 333-276877) filed with the SEC on February 5, 2024)

4.1*	Form of Warrant Agreement

4.2*	Form of Unit Agreement

4.3*	Form of Subscription Right Agreement

5.1**	Opinion of Harneys regarding the validity of securities being registered

23.1**	Consent of BDO Ltd, an independent public accounting firm

23.2**	Consent of BDO Rhône-Alpes, an independent public accounting firm

23.3**	Consent of Harneys (included in Exhibit 5.1)

24	Power of Attorney (included on the signature page to the initial filing of the registration statement).

107**	Filing Fee table

* To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cointrin, Switzerland on the 19th day of March 2025.

SEALSQ Corp
(Registrant)

By:	/s/ John O’Hara
Name:	John O’Hara
Title:	Chief Financial Officer

By:	/s/ Carlos Moreira
Name:	Carlos Moreira
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2025.

Signature	Title

/s/ Carlos Moreira	Chief Executive Officer and Director
Carlos Moreira	(Principal Executive Officer)

/s/ John O’Hara	Chief Financial Officer and Director
John O’Hara	(Principal Financial Officer and Principal Accounting Officer)

*	Director
Cristina Dolan

*	Director
David Fergusson

*	Director
Eric Pellaton

*	Director
Danil Kerimi

*	Director
Ruma Bose

*	Director
Peter Ward

/s/ Carlos Moreira
*By: Carlos Moreira Attorney-in-Fact

/s/ John O’Hara
*By: John O’Hara Attorney-in-Fact

United States Authorized Representative

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of the Registrant in the United States, has signed this registration statement or amendment thereto in the City of New York, State of New York, on March 19, 2025.

Authorized U.S. Representative Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency